UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Exchange Agreement

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2018, pursuant to a securities purchase agreement (the “June Securities Purchase Agreement”) entered into by Helios and Matheson Analytics Inc. (the “Company,” “we,” “our” and “us”) and the institutional investors party to the June Securities Purchase Agreement (collectively, the “Buyers”), the Company agreed to sell and issue to the Buyers 20,500 shares of Series A Preferred Stock of the Company and Series B-2 senior secured convertible notes in the aggregate principal amount of $164,000,000 (which included an approximate 15.0% original issue discount) (collectively, the “June Convertible Notes”), for total consideration consisting of an aggregate cash payment to the Company of $20,500,000 and secured promissory notes payable by the Buyers to the Company (collectively, the “June Investor Notes”) in an aggregate principal amount of $139,400,000.

On October 4, 2018, the Company entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) with the holder of approximately $68.75 principal amount of outstanding principal (the “Holder”) for the purpose of (i) netting the June Investor Note issued by the Holder to the Company having an aggregate principal amount of approximately $68.0 million (the “June Investor Note”) against the Holder’s June Convertible Note and (ii) following such netting transaction, exchanging the remaining outstanding amount payable under the Holder’s June Convertible Note for a new non-convertible Senior Note issued by the Company to the Holder (the “New Non-Convertible Note”) in an aggregate principal amount of $20.4 million, subject to reduction as provided in the New Non-Convertible Note. As a result, the Holder’s June Convertible Note and the Holder’s June Investor Note were each cancelled and became null and void.

Following the consummation of the transactions contemplated by the Exchange Agreement, all of the June Convertible Notes have been cancelled.

Under the Exchange Agreement, at any time on or prior to the later of (i) the date that the New Non-Convertible Note no longer remains outstanding and (ii) the first anniversary of the date of the Exchange Agreement, the Company and its subsidiaries may not effect any Subsequent Placement (as defined in the November Securities Purchase Agreement (as defined below)) unless the Company first offers to issue and sell to, or exchange with, the Holder, at least 25% of the securities offered in the Subsequent Placement, subject to the terms and conditions of the Exchange Agreement.

Amendment to November Securities Purchase Agreement

As previously disclosed in the Form 8-K filed with the SEC on November 6, 2017, on November 6, 2017, the Company and institutional buyers (collectively, the “November Buyers”) entered into a Securities Purchase Agreement (the “November Securities Purchase Agreement”) pursuant to which the Company issued to the November Buyers: (i) senior bridge convertible notes, in the aggregate original principal amount of $5 million, convertible into shares of common stock of the Company, in accordance with their terms and (ii) senior secured bridge convertible notes, in the aggregate original principal amount of $95 million, convertible into shares of common stock of the Company, in accordance with their terms (together, the “November Notes”).

Pursuant to the Exchange Agreement, the November Securities Purchase Agreement was amended to reduce the number of shares of common stock of the Company required to be reserved for issuance under the November Notes to 100% of the maximum number of shares of common stock of the Company issuable upon conversion of the November Notes.

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Amendment to January Securities Purchase Agreement

As previously disclosed in the Form 8-K filed with the SEC on January 11, 2018, on January 11, 2018, the Company and an institutional buyer (the “January Buyer”) entered into a Securities Purchase Agreement (the “January Securities Purchase Agreement”), pursuant to which the Company issued to the January Buyer: (i) senior subordinated convertible notes, in the aggregate original principal amount of $25 million, convertible into shares of common stock of the Company, in accordance with their terms and (ii) senior secured convertible notes, in the aggregate original principal amount of $35 million, convertible into shares of common stock of the Company, in accordance with their terms (together, the “January Notes”).

Pursuant to the Exchange Agreement, the January Securities Purchase Agreement was amended to reduce the number of shares of common stock of the Company required to be reserved for issuance under the January Notes to 125% of the maximum number of shares of common stock of the Company issuable upon conversion of the January Notes.

New Non-Convertible Note

On October 4, 2018, the Company issued the New Non-Convertible Note. The New Non-Convertible Note bears interest at a rate of 3% per annum, capitalized quarterly. The New Non-Convertible Note is unsecured and not convertible into equity securities of the Company. Unless earlier redeemed, the New Non-Convertible Note will mature on May 29, 2020.

As long as no Event of Default (as defined in the New Non-Convertible Note) has occurred, the Company has the right to redeem the New Non-Convertible Note at any time on or prior to the nine-month anniversary of the issuance of the New Non-Convertible Note for 50% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any. After the nine-month anniversary of the issuance of the New Non-Convertible Note, the Company has the right to redeem the New Non-Convertible Note at any time for 100% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any. If the Company does not redeem the New Non-Convertible Note within such nine-month period, the New Non-Convertible Note will amortize monthly in cash for, from June 28, 2019, four monthly payments of $850,000 per month (plus accrued and unpaid interest, including any capitalized interest) and, commencing on October 30, 2019, eight monthly payments of $2,125,000 (plus accrued and unpaid interest, including any capitalized interest). Upon an Event of Default, the Company must redeem the New Non-Convertible Note in cash at a price equal to, if the Event of Default occurs on or prior to the nine-month anniversary of the issuance of the New Non-Convertible Note, and there is neither a Primary Covenant Event of Default nor a Bankruptcy Default (each as defined in the New Non-Convertible Note), 50% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any, in each case, multiplied by a redemption premium. If the Event of Default occurs after the nine-month anniversary of the issuance of the New Non-Convertible Note, or there exists either a Primary Covenant Event of Default or a Bankruptcy Default, then the Company must redeem the New Non-Convertible Note in cash at a price equal to 100% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any, in each case, multiplied by a redemption premium.

If the Holder participates in a subsequent offering by the Company or prepays certain promissory notes issued by the Holder to the Company on January 23, 2018 and November 6, 2017, then 14.5% of the cash proceeds paid (or payable) by the Holder in such applicable transaction will be used to pay down the New Non-Convertible Note on a dollar-for-dollar basis. Each such payment amount will reduce the scheduled amortization payments on a reverse basis (i.e. last amortization reduced first).

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ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2018, the Company received a notice from Canaccord Genuity LLC (“Canaccord”) terminating the equity distribution agreement between the Company and Canaccord, dated April 18, 2018 (the “Equity Distribution Agreement”), effective as of October 11, 2018. The Equity Distribution Agreement permitted the Company to offer and sell in an at-the-market offering shares of the Company’s common stock having an aggregate offering price of up to $150,000,000 from time to time through Canaccord. As of September 30, 2018, the Company had sold shares of the Company’s common stock having an aggregate offering price of approximately $126.0 million through Canaccord pursuant to the Equity Distribution Agreement. As a result of the termination of the Equity Distribution Agreement, no further offers or sales of the Company’s common stock will be made pursuant to the Company’s at-the-market offering.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

ITEM 8.01     OTHER EVENTS

The Company wishes to clarify certain information contained in news reports regarding recent funding received by the Company. The articles mentioning new funding of $65 million refer to funds that the Company raised in August and September 2018 through sales of its common stock pursuant to its at-the-market offering under the Equity Distribution Agreement and prepayments by investors of certain existing investor notes payable to the Company which the Company received as partial payment for the January Notes and November Notes.

As of September 30, 2018, no unrestricted principal remained under the November Notes and the January Notes, and the restricted principal balance of the November Notes and the January Notes was $20.4 million and $29.0 million, respectively.

As of October 2, 2018, there were 1,357,590,536 shares of the Company’s common stock outstanding.

ITEM 9.01     OTHER EVENTS

(d) Exhibits

Exhibit No.	Description
4.1*	Senior Note issued by the Company to the Holder
10.1*	October 2018 Amendment and Exchange Agreement by and between the Company and the Holder, dated October 4, 2018

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: October 4, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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